This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(7)
Registration No. 333-231776
Subject to Completion
Preliminary Prospectus Supplement dated August 5, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 28, 2019)
1,566,644 Shares

Albany International Corp.
Class A Common Stock
The selling stockholders (as identified in “Selling Stockholders,” the “Selling Stockholders”) are offering 1,566,644 shares of our Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”). The Selling Stockholders will receive all of the net proceeds from the sale of such shares, and we will not receive any of the proceeds from the sale of such shares being sold by the Selling Stockholders.

Investing in our Class A Common Stock involves risks that are described in the “Risk Factors” sections on page S-7 of this prospectus supplement, on page 2 of the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, as that disclosure may be amended or updated in other reports we file with the Securities and Exchange Commission (the “SEC”).
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AIN.” The last reported closing sale price of our Class A Common Stock on the NYSE on August 4, 2021 was $82.46 per share.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter has agreed to purchase shares of our Class A Common Stock from the Selling Stockholders at a price of $   per share, which will result in approximately $   of proceeds to the Selling Stockholders, before expenses. The underwriter may offer shares of our Class A Common Stock purchased from the Selling Stockholders from time to time in one or more transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”
Delivery of the shares of Class A Common Stock will be made on or about    , 2021.

J.P. Morgan
Prospectus supplement dated   , 2021

We and the Selling Stockholders are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the Selling Stockholders have authorized anyone to give you any other information, and neither we nor the Selling Stockholders take any responsibility for any other information that others may give you. We and the Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement or in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.
In this prospectus supplement, unless we indicate otherwise or the context requires, references to the “company,” “we,” “us,” and “our” refer only to Albany International Corp. and do not include its subsidiaries unless stated clearly from the context.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “look for,” “will,” “should,” “guidance,” “guide” and variations of such words or similar expressions are intended, but are not the exclusive means, to identify forward-looking statements. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.
There are a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from the forward-looking statements, including, but not limited to:
•
Conditions in the industries in which our Machine Clothing and Albany Engineered Composites segments compete, along with the general risks associated with macroeconomic conditions, including continuation of COVID-19 pandemic effects for an extended period of time;

•	In the Machine Clothing segment, greater than anticipated declines in the demand for publication grades of paper or lower than anticipated growth in other paper grades;
•
In the Albany Engineered Composites segment, a longer than expected timeframe for the aerospace industry to utilize existing inventories, and unanticipated reductions in demand, delays, technical difficulties, or cancellations in aerospace programs that are expected to generate revenue and drive long-term growth;

•	Failure to achieve or maintain anticipated profitable growth in our Albany Engineered Composites segment; and
•	Other risks and uncertainties detailed in our Annual Reports on Form 10-K and other periodic reports.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events.
You should carefully consider the risks specified in the “Risk Factors” sections of this prospectus supplement and on page 2 of the accompanying prospectus, as well as other risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent public statements or reports we file with or furnish to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

MARKET AND INDUSTRY DATA AND FORECASTS
This prospectus supplement includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have included or incorporated by reference explanations of certain internal estimates and related methods provided in this prospectus supplement along with these estimates. See “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. While we are not aware of any misstatements regarding our market, industry or similar data presented herein or in the information incorporated by reference herein, such data involve risks and uncertainties and are subject to change based on various factors, including the COVID-19 pandemic and other factors discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included or incorporated by reference in this prospectus supplement .

SUMMARY
This summary highlights important information about this offering and information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our Class A Common Stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the captions “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement and in the accompanying prospectus and “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.
Our Business
Albany International Corp. and its subsidiaries are engaged in two business segments.
The Machine Clothing (“MC”) segment supplies permeable and impermeable belts used in the manufacture of paper, paperboard, tissue and towel, pulp, nonwovens, fiber cement and several other industrial applications.
We design, manufacture, and market paper machine clothing (used in the manufacturing of paper, paperboard, tissue, and towel) for each section of the paper machine and for every grade of paper. We manufacture and sell approximately twice as much paper machine clothing worldwide than any other company. Paper machine clothing products are customized, consumable products of technologically sophisticated design that utilize polymeric materials in a complex structure. The design and material composition of paper machine clothing can have a considerable effect on the quality of paper products produced and the efficiency of the paper machines on which it is used. Principal paper machine clothing products include forming, pressing, and drying fabrics, and process belts. A forming fabric assists in paper sheet formation and conveys the very wet sheet (more than 75 percent water) through the forming section. Pressing fabrics are designed to carry the sheet through the press section, where water is pressed from the sheet as it passes through the press nip. In the drying section, drying fabrics manage air movement and hold the sheet against heated cylinders to enhance drying. Process belts are used in the press section to increase dryness and enhance sheet properties, as well as in other sections of the machine to improve runnability and enhance sheet qualities.
The MC segment also supplies engineered fabrics used in the manufacturing process in the pulp, corrugator, nonwovens, fiber cement, building products, and tannery and textile industries.
The MC segment sells its products directly to customer end-users in countries across the globe. MC products, manufacturing processes, and distribution channels for MC are substantially the same in each region of the world in which we operate. The sales of paper machine clothing forming, pressing, and drying fabrics, individually and in the aggregate, accounted for more than 10 percent of our consolidated Net sales during one or more of the last three years. No individual customer accounted for as much as 10 percent of MC segment Net sales in any of the periods presented. A majority of our MC segment’s Net sales in the year ended December 31, 2020 were for use in the production of the growing grades of tissue, containerboard, other paper categories, and other engineered fabrics, while less than 20% of our MC segment’s Net sales were for the production of the declining newsprint and printing and writing papers categories.
The Albany Engineered Composites (“AEC”) segment, including Albany Safran Composites, LLC (“ASC”), in which our customer SAFRAN Group owns a 10 percent noncontrolling interest, provides highly engineered, advanced composite structures to customers in the commercial and defense aerospace industries. AEC’s largest aerospace customer is the SAFRAN Group, and sales to SAFRAN (consisting primarily of fan blades and cases for CFM International’s LEAP engine) accounted for approximately 11 percent of the company’s consolidated Net sales in 2020. AEC, through ASC, is the exclusive supplier to the LEAP program of advanced composite fan blades and cases under a long-term supply contract. The LEAP engine is used on the Airbus A320neo and Boeing 737 MAX family of jets. Other significant programs served by AEC include the F-35, Boeing 787, Sikorsky CH-53K, and JASSM programs. AEC also supplies vacuum waste tanks for the Boeing 7-Series programs and specialty components for the Rolls Royce lift fan on the F-35, as well as the fan case for the GE9X engine. In 2020, approximately 46 percent of the AEC segment’s sales were related to U.S. government contracts or programs.
We are incorporated under the laws of the State of Delaware and are the successor to a New York corporation originally incorporated in 1895, which was merged into the company in August 1987 solely for the purpose of changing the domicile of the corporation. Our headquarters are located at 216 Airport Drive, Rochester, New Hampshire 03867 and our general telephone number is (603) 330-5850. We maintain an Internet site at http://www.albint.com. Our website and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus supplement.
Selling Stockholders
As of July 28, 2021, Standish Family Holdings, LLC and J.S. Standish Company (collectively, the “Selling Stockholders”) and related persons (including Christine L. Standish, a director of the company, and John C. Standish) (together with the Standish Trust, as defined below, the “Standish Family”) held in the aggregate shares of our Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), entitling them to cast approximately 34.5 percent of the combined votes entitled to be cast by all stockholders of the company. It has been more than 20 years since Spencer Standish stepped down from the role of chairman of the company and more than four years since his passing. In the second quarter of 2019, the Selling Stockholders executed a secondary offering of their stockholdings in the company. As a result of such offering, 1,616,000 shares of Class B Common Stock previously owned by the Selling Stockholders were converted to Class A Common Stock and sold to third parties in a registered offering. Based solely on information contained in a report on Schedule 13D/A filed by the Standish Family on July 22, 2021, the Standish Family announced that, although they continue to have confidence in the company’s management and its strategy, they expect to make additional sales of shares in the company to continue to achieve diversification and estate planning objectives for the next generation of the Standish family, taking into consideration potential upcoming increases to the capital gains tax rate.
The Selling Stockholders are offering 1,566,644 shares of Class B Common Stock in this offering, which would automatically convert to an equal number of shares of Class A Common Stock upon any such sale. Prior to the closing of this offering, Standish Family Holdings, LLC will transfer 50,000 shares of Class B Common Stock to J. Spencer Standish Discretionary Trust for Christine L. Standish U/A/D 6/21/83 (the “Standish Trust”), and the shares of Class B Common Stock transferred to the Standish Trust and all remaining shares of Class B Common Stock held by the Standish Family will be converted into Class A Common Stock (the “conversion”), in accordance with the company’s amended and restated certificate of incorporation. After this offering, the Standish Family will hold in the aggregate 58,179 shares of Class A Common Stock, and we expect to have 32,379,523 shares of Class A Common Stock outstanding and 1,154 shares of Class B Common Stock outstanding, each of which is convertible at any time into an equal number of shares of Class A Common Stock. The shares of Class B Common Stock expected to be outstanding after this offering are held by former members of the company’s management and not the Standish Family.
In connection with this offering, on August 5, 2021, directors Christine L. Standish and Lee C. Wortham notified the Board of Directors of the company (the “Board”) of their decision to resign from the Board and all committees of the Board, effective upon the closing of this offering. Following their resignations, until further action by the Board, the number of directors of the company shall be seven. Christine L. Standish serves on the Governance Committee of the Board, and Lee C. Wortham serves on the Compensation Committee of the Board.

THE OFFERING
Class A Common Stock offered by the Selling Stockholders
1,566,644 shares of Class A Common Stock.
Class A Common Stock to be outstanding after this offering and the conversion
32,379,523 shares of Class A Common Stock.
Class B Common Stock to be outstanding after this offering and the conversion
1,154 shares of Class B Common Stock.
Selling stockholders
See “Selling Stockholders.”
Use of proceeds
The Selling Stockholders will receive all of the net proceeds from the sale of shares of Class A Common Stock offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of Class A Common Stock. The Selling Stockholders will bear the costs, including the underwriting discounts and commissions, associated with this offering. See “Selling Stockholders” and “Underwriting.”
Risk factors
Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” included in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Common Stock.
NYSE symbol
“AIN”
The outstanding share information set forth above is as of July 28, 2021 and excludes 1,034 shares of Class A Common Stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $20.63 per share (all of which are exercisable), up to 265,093 shares of Class A Common Stock issuable upon vesting of equity awards outstanding under the Albany International 2011 Incentive Plan and the Albany International 2017 Incentive Plan, and up to 703,185 shares of Class A Common Stock reserved for future issuance under those equity compensation plans.

RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. You should consider carefully the following risks and other risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, and in other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to the Offering and our Class A Common Stock
The market price and trading volume of our Class A Common Stock may be volatile, which could result in rapid and substantial losses for our stockholders.
The market price of our Class A Common Stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A Common Stock may fluctuate and cause significant price variations to occur. If the market price of our Class A Common Stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our Class A Common Stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A Common Stock include:
•	variations in our quarterly or annual operating results;
•	changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;
•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our Class A Common Stock;
•	additions or departures of key management personnel;
•	any increased indebtedness we may incur in the future;
•	announcements by us or others and developments affecting us;
•	actions by institutional stockholders;
•	litigation and governmental investigations;
•	changes in market valuations of similar companies;
•	speculation or reports by the press or investment community with respect to us or our industry in general;
•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;
•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments; and
•
general market, political and economic conditions, including the ongoing impacts and developments relating to the COVID-19 pandemic and any such local conditions, impacts and developments in the markets in which our customers are located.

These broad market and industry factors may decrease the market price of our Class A Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our Class A Common Stock.
Certain provisions under our Certificate of Incorporation, our Bylaws and Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions could delay or prevent a change in control and could limit the price that investors might be willing to pay in the future for shares of Class A Common Stock.
Our certificate of incorporation authorizes our board of directors to issue new series of preferred stock without stockholder approval. For more information, see “Description of Capital Stock” in the accompanying prospectus. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your shares of Class A Common Stock could be negatively affected. For example, subject to applicable law, our board of directors could create a series of preferred stock with superior voting rights to our existing common stock. The ability of our board of directors to issue this new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.
We may not pay cash dividends on our Class A Common Stock.
It is our current practice to pay cash dividends on our common stock. We cannot assure you, however, that we will pay dividends in the future in the amounts that we have in the past, or at all. Our board of directors may change the timing and amount of any future dividend payments or eliminate the payment of future dividends in its sole discretion, without any prior notice to our stockholders. Our ability to pay dividends will depend upon many factors, including our financial position and liquidity, results of operations, legal requirements, restrictions that may be imposed by the terms of our current and future credit facilities and other debt obligations and other factors deemed relevant by our board of directors. For example, we have a substantial amount of indebtedness, and while we feel that we generate sufficient cash from operations and have sufficient borrowing capacity to make required capital expenditures to maintain and grow our business, any decrease in our cash generation could result in higher leverage. Higher leverage could hinder our ability to make acquisitions, capital expenditures, or other investments in our businesses, pay dividends, or withstand business and economic downturns.
In the future, we may also enter into other credit agreements or other borrowing arrangements or issue debt securities that, in each case, restrict or limit our ability to pay cash dividends on our Class A Common Stock. In addition, since a significant portion of our cash is generated from operations of our subsidiaries, our ability to pay dividends is in part dependent on the ability of our subsidiaries – some of which are located outside of the United States – to make distributions to us. Such distributions will be subject to their operating results, cash requirements and financial condition, as well as our ability to repatriate cash held by non-U.S. subsidiaries. Any change in the level of our dividends or the suspension of the payment thereof could adversely affect the market price of our Class A Common Stock.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our Class A Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our Class A Common Stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Common Stock could decrease, which could cause our stock price and trading volume to decline.
Future sales of shares by us or our existing stockholders could cause our stock price to decline.
Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline or might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
After this offering and the conversion of all remaining shares of Class B Common Stock held by the Standish Family into Class A Common Stock, we expect to have 32,379,523 shares of Class A Common Stock outstanding and 1,154 shares of Class B Common Stock outstanding, each of which is convertible at any time into an equal number of shares of Class A Common Stock. The shares of Class B Common Stock expected to be outstanding after this offering and the conversion are held by former members of the company’s management and not the Standish Family. In addition, shares of Class A Common Stock are issuable upon the exercise of outstanding stock options or the vesting of outstanding equity awards, and certain shares are reserved for future issuance under our equity compensation plans, as described in “Summary—The Offering.”

In connection with the offering, our continuing directors, certain executive officers, Christine L. Standish, John C. Standish, the Standish Trust and the Selling Stockholders have entered into lock-up agreements with the underwriter pursuant to which each of them, with certain exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, sell, transfer, dispose of or hedge any shares of our common stock. Following the expiration of the lock-up period, any shares of common stock held by them may be sold into the public market, subject to compliance with the Securities Act and other applicable securities laws.

USE OF PROCEEDS
The Selling Stockholders will receive all of the net proceeds from the sale of shares of Class A Common Stock offered by them pursuant to this prospectus supplement. The aggregate proceeds to the Selling Stockholders from the sale of shares of Class A Common Stock will be the purchase price of the shares of Class A Common Stock less discounts and commissions. We will not receive any proceeds from the sale of these shares of Class A Common Stock. The Selling Stockholders will bear the costs associated with this offering, including underwriting discounts and commissions. See “Selling Stockholders” and “Underwriting.”
DIVIDEND POLICY
It is our current practice to pay cash dividends on our common stock. We cannot assure you, however, that we will pay dividends in the future in these amounts or at all. Dividend declarations will be considered on a quarter-to-quarter basis by our board of directors. Our board of directors may change the timing and amount of any future dividend payments or eliminate the payment of future dividends in its sole discretion, without any prior notice to our stockholders. Our ability to pay dividends will depend upon many factors, including our financial position and liquidity, results of operations, legal requirements, restrictions that may be imposed by the terms of our current and future indebtedness and other factors deemed relevant by our board of directors.
In addition, since a significant portion of our cash is generated from operations of our subsidiaries, our ability to pay dividends is in part dependent on the ability of our subsidiaries – some of which are located outside of the United States – to make distributions to us. Their ability to make such distributions will be subject to their operating results, cash requirements and financial condition. For further discussion of the factors that may affect our ability to pay dividends, see “Risk factors—Risks related to the offering and our Class A Common Stock—We may not pay cash dividends on our Class A Common Stock.”
For a discussion of the application of withholding taxes on dividends, see “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders.”

SELLING STOCKHOLDERS
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 30,762,523 shares of Class A Common Stock and 1,617,998 shares of Class B Common Stock, in each case outstanding as of July 28, 2021. Upon the transfer of shares of Class B Common Stock as a result of this offering, all the shares sold will automatically convert to shares of Class A Common Stock, and the automatic conversion will become effective upon the transfer. Prior to the closing of this offering, Standish Family Holdings, LLC will transfer 50,000 shares of Class B Common Stock to the Standish Trust, and the shares of Class B Common Stock transferred to the Standish Trust and all remaining shares of Class B Common Stock held by the Standish Family will be converted into Class A Common Stock, in accordance with the company’s amended and restated certificate of incorporation. Except as disclosed in the footnotes to the table below and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
The information in the table below with respect to each Selling Stockholder has been obtained from the Selling Stockholder. When we refer to the “Selling Stockholders” in this prospectus supplement, we mean the Selling Stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such Selling Stockholder’s interest. In connection with this offering and depending on the applicable facts and circumstances, the Selling Stockholders may be deemed to be an “underwriter” within the meaning of such term under the Securities Act.
	Shares of Class A Common Stock beneficially owned as of July 28, 2021(1)		Shares of Class A Common Stock offered in this offering		Shares of Class A Common Stock owned following completion of this offering and the conversion
Name and Address of Selling Stockholder	Number	%	Number	%	Number	%
Standish Family Holdings, LLC(2)(3)	1,447,527	4.47	1,397,527	4.31	0(5)	0
J.S. Standish Company(2)(3)(4)	1,616,644	4.99	1,566,644	4.83	0	0
	Shares of Class B Common Stock beneficially owned as of July 28, 2021(1)		Shares of Class B Common Stock offered in this offering		Shares of Class B Common Stock owned following completion of this offering and the conversion
Name and Address of Selling Stockholder	Number	%	Number	%	Number	%
Standish Family Holdings, LLC(2)(3)	1,447,527	89.46	—	—	—	—
J.S. Standish Company(2)(3)	1,616,644	99.91	—	—	—	—
(1)	Shares shown in the tables above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Address of each of the Selling Stockholders is as follows: c/o Barrantys LLC, 120 W. Tupper Street, Buffalo, New York 14201.
(3)
Represents shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Stock on a one-for-one basis. Shares of Class B Common Stock sold in this offering will automatically convert into shares of Class A Common Stock upon transfer and, as such, upon closing the underwriter in this offering will receive an equal number of shares of Class A Common Stock. Concurrently with the closing of this offering, all remaining shares of Class B Common Stock held by the Selling Stockholders will be converted into Class A Common Stock.

(4)
Includes shares held by, and to be sold by, Standish Family Holdings, LLC. J.S. Standish Company, as manager, has sole voting and investment control over the shares held by Standish Family Holdings, LLC. On a standalone basis, J.S. Standish Company is offering 169,117 shares of Class A Common Stock in this offering.

(5)
Prior to the closing of this offering, Standish Family Holdings, LLC will transfer 50,000 shares of Class B Common Stock to the Standish Trust. Christine L. Standish is the primary beneficiary of the Standish Trust and will be the beneficial owner of such shares. Prior to closing of this offering, the 50,000 shares of Class B Common Stock transferred to the Standish Trust will be converted into Class A Common Stock in accordance with the company’s amended and restated certificate of incorporation.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion describes material U.S. federal income and estate tax considerations that are likely to be relevant to the purchase, ownership and disposition of our Class A Common Stock by Non-U.S. Holders. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Class A Common Stock that is an individual citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net basis with respect to income from our Class A Common Stock. A “Non-U.S. Holder” means any beneficial owner of our Class A Common Stock that is not a U.S. Holder.
This discussion deals only with shares of Class A Common Stock held as capital assets by Non-U.S. Holders who purchased Class A Common Stock in this offering. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the purchase, ownership or disposition of our Class A Common Stock by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks, insurance companies or other financial institutions, dealers in securities, persons that have held or will hold more than 5% of our Class A Common Stock, certain former citizens or residents of the United States, “controlled foreign corporations” or “passive foreign investment companies,” persons holding our Class A Common Stock as part of a hedge, straddle, conversion or other integrated financial transaction, entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), or persons that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any other U.S. federal tax considerations (such as gift taxes, or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of our Class A Common Stock in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.
This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.
Dividends
As discussed in “Dividend Policy,” dividend declarations will be considered on a quarter-to-quarter basis by our board of directors. A distribution of cash or property with respect to our Class A Common Stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in the Class A Common Stock, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Class A Common Stock.”
Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.
Even if you are eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless you have furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or other documentary evidence establishing your entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.
In addition, under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), you will generally be subject to a 30% U.S. withholding tax on dividends in respect of our Class A Common Stock if you are not FATCA compliant, or hold your Class A Common Stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, you must comply with certain information reporting requirements, including by providing certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about your identity, your FATCA status, and if required, your direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the

United States and another country or by future U.S. Treasury Regulations. Information that you provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about your identity, your FATCA status, and if applicable, your direct and indirect U.S. owners.
If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in our Class A Common Stock.
Sale, Exchange or Other Taxable Disposition of Class A Common Stock
You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our Class A Common Stock.
U.S. Federal Estate Tax
Shares of Class A Common Stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Information returns are generally required to be filed with the IRS with respect to payments of dividends that you receive. You may be required to comply with applicable certification procedures to establish that you are a Non-U.S. Holder in order to avoid the application of information reporting requirements with respect to gross proceeds from the sale or other disposition of our Class A Common Stock, or backup withholding tax with respect to dividends or gross proceeds from the sale or other disposition of our Class A Common Stock. Any amount paid as backup withholding may be creditable against your U.S. federal income tax liability or allowable as a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING
The Selling Stockholders are offering the shares of Class A Common Stock described in this prospectus supplement and the accompanying base prospectus through the underwriter. We and the Selling Stockholders have entered into an underwriting agreement with the underwriter, J.P. Morgan Securities LLC, dated the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, the Selling Stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of Class A Common Stock listed in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	1,566,644
Total	1,566,644
The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Class A Common Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is committed to purchase all the shares offered by the Selling Stockholders if it purchases any shares.
The underwriter is purchasing the shares of Class A Common Stock from the Selling Stockholders at $   per share (representing $   of aggregate proceeds to the Selling Stockholders). The underwriter proposes to offer the shares of Class A Common Stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of Class A Common Stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of Class A Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A Common Stock for whom it may act as agents or to whom it may sell as principal. Sales of shares of Class A Common Stock made outside of the United States may be made by affiliates of the underwriter.
Expenses
The Selling Stockholders will bear the costs, including the underwriting discounts and commissions, associated with this offering. The estimated offering expenses of this offering are approximately $   , which includes legal, accounting and printing costs and various other fees associated with the registration of the Class A Common Stock to be sold pursuant to this prospectus supplement.
Lock-Up Agreements
We have agreed that, subject to certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of our common stock or such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), without the prior written consent of the underwriter, for a period of 45 days after the date of this prospectus supplement.
Our continuing directors, certain executive officers, Christine L. Standish, John C. Standish, the Standish Trust and the Selling Stockholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with certain exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, person and Selling Stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
Stabilization and Short Positions
In order to facilitate this offering of the Class A Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriter can close out a naked short sale by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the shares of Class A Common Stock, the underwriter may bid for, and purchase, shares of Class A Common Stock in the open market. These activities may raise or maintain the market price of the Class A Common Stock above independent market levels or prevent or retard a decline in the market price of the Class A Common Stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.
Indemnification
We, the Selling Stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Relationships
The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
From time to time, the underwriter and/or its affiliates may provide investment banking services to us. For example, under our $700 million unsecured four-year revolving credit facility, J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent and co-lead arranger and joint bookrunner. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments. The underwriter and its affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business for which it has received or will receive customary fees and expenses. We also have, and expect to continue to have, economic hedges, cash management relationships and/or other swaps and hedges in place with the underwriter or its affiliates on customary economic terms.
Electronic Distribution
A prospectus supplement in electronic format may be made available on the web site maintained by the underwriter. The underwriter may agree to allocate a number of shares to its online brokerage account holders.

Selling Restrictions
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), per Relevant Member State, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and us that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriter and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, the shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares are not being offered to the public in the United Kingdom.
France
Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the shares to the public in France (offre au public) within the meaning of article L.411-1 of the French Code monétaire et financier.
Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers); or

•
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Hong Kong
The shares have not been offered or sold, and will not be offered or sold in Hong Kong, by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance

(Cap. 32 of the Laws) of Hong Kong) (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (“FIEA”). Accordingly, none of the shares nor any interest therein may be or will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not and will not be circulated or distributed, nor may or will the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of theSFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Australia
This prospectus supplement:
•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

LEGAL MATTERS
The legality of the shares of Class A Common Stock described in this prospectus will be passed upon for the company by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters in connection with this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Albany International Corp. and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.
INCORPORATION BY REFERENCE
We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:
•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021;
•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on April 27, 2021 and July 28, 2021, respectively;
•	the portions of our Definitive Proxy Statement filed with the SEC on March 31, 2021 incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;
•	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 25, 2021, May 14, 2021 and May 18, 2021; and
•
the description of our Class A Common Stock included in our registration statement on Form 8-A filed with the SEC on August 18, 1988, including any amendment or reports filed for the purpose of updating this description.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the following address:
Albany International Corp.
216 Airport Drive
Rochester, New Hampshire 03867
Telephone: (603) 330-5850

PROSPECTUS

Common Stock
We or selling stockholders may offer and sell from time to time, together or separately, shares of our Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement.
In the case of an offering by a selling stockholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling stockholder, including the relationship between any selling stockholder and us.
Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and each related prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to sell our stock unless accompanied by a prospectus supplement.
We or the selling stockholders may offer and sell our Class A Common Stock through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the stock may be offered and sold in the section entitled “Plan of Distribution” beginning on page 7. The prospectus supplement for each offering of our Class A Common Stock will describe in detail the plan of distribution for that offering.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AIN.” The last reported closing sale price of our Class A Common Stock on the NYSE on May 24, 2019 was $74.25 per share.
INVESTING IN OUR COMPANY INVOLVES RISKS. YOU SHOULD READ THE “RISK FACTORS” SECTION ON PAGE 2 OF THIS PROSPECTUS AND CAREFULLY CONSIDER THE DISCUSSION OF RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.
Prospectus dated May 28, 2019

We and any selling stockholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling stockholders have authorized anyone to give you any other information, and neither we nor any selling stockholders take any responsibility for any other information that others may give you. We and any selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we or any selling stockholders may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our stock that we or any selling stockholders may offer. Each time we or any selling stockholders offer securities, we or any selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”
In this prospectus, unless we indicate otherwise or the context requires, references to the “company,” “we,” “us,” and “our” refer only to Albany International Corp. and do not include its subsidiaries unless stated clearly from the context.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “may,” “will,” “should,” and variations of such words or similar expressions are intended, but are not the exclusive means, to identify forward-looking statements. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.
There are a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from the forward-looking statements, including, but not limited to:
•	Conditions in the industries in which our Machine Clothing and Albany Engineered Composites segments compete, along with the general risks associated with macroeconomic conditions;
•	In the Machine Clothing segment, greater than anticipated declines in the demand for publication grades of paper or lower than anticipated growth in other paper grades;
•	In the Albany Engineered Composites segment, unanticipated reductions in demand, delays, technical difficulties or cancellations in aerospace programs that are expected to drive growth;
•	Failure to achieve or maintain anticipated profitable growth in our Albany Engineered Composites segment; and
•	Other risks and uncertainties detailed in our Annual Reports on Form 10-K and other periodic reports.
The forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.
Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events.
You should carefully consider the risks specified under the caption “Risk Factors” in any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with or furnish to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.
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ALBANY INTERNATIONAL CORP.
Albany International Corp. and its subsidiaries are engaged in two business segments.
The Machine Clothing (“MC”) segment supplies permeable and impermeable belts used in the manufacture of paper, paperboard, tissue and towel, pulp, nonwovens, fiber cement and several other industrial applications.
We design, manufacture, and market paper machine clothing (used in the manufacturing of paper, paperboard, tissue, and towel) for each section of the paper machine and for every grade of paper. We manufacture and sell approximately twice as much paper machine clothing worldwide than any other company. Paper machine clothing products are customized, consumable products of technologically sophisticated design that utilize polymeric materials in a complex structure. The design and material composition of paper machine clothing can have a considerable effect on the quality of paper products produced and the efficiency of the paper machines on which it is used. Principal paper machine clothing products include forming, pressing, and dryer fabrics, and process belts. A forming fabric assists in paper sheet formation and conveys the very wet sheet (more than 75 percent water) through the forming section. Press fabrics are designed to carry the sheet through the press section, where water is pressed from the sheet as it passes through the press nip. In the dryer section, dryer fabrics manage air movement and hold the sheet against heated cylinders to enhance drying. Process belts are used in the press section to increase dryness and enhance sheet properties, as well as in other sections of the machine to improve runnability and enhance sheet qualities.
The MC segment also supplies customized, consumable fabrics used in the manufacturing process in the pulp, corrugator, nonwovens, fiber cement, building products, and tannery and textile industries.
We sell our Machine Clothing products directly to customer end-users in countries across the globe. Our products, manufacturing processes, and distribution channels for MC are substantially the same in each region of the world in which we operate. The sales of paper machine clothing forming, pressing, and dryer fabrics, individually and in the aggregate, accounted for more than 10 percent of our consolidated net sales during one or more of the last three years. No individual customer accounted for as much as 10 percent of MC net sales in any of the periods presented.
The Albany Engineered Composites (“AEC”) segment, including Albany Safran Composites, LLC (“ASC”), in which our customer SAFRAN Group owns a 10 percent noncontrolling interest, provides highly engineered, advanced composite structures to customers in the commercial and defense aerospace industries. AEC’s largest aerospace customer is the SAFRAN Group, and sales to SAFRAN (consisting primarily of fan blades and cases for CFM International’s LEAP engine) accounted for approximately 19 percent of the company’s consolidated net sales in 2018. AEC, through ASC, is the exclusive supplier to this program of advanced composite fan blades and cases under a long-term supply contract. Other significant programs served by AEC include the F-35, Boeing 787, Sikorsky CH-53K, and JASSM programs. AEC also supplies vacuum waste tanks for the Boeing 7-Series programs and specialty components for the Rolls Royce lift fan on the F-35, as well as the fan case for the GE9X engine. In 2018, approximately 25 percent of the AEC segment’s sales were related to U.S. government contracts or programs.
We are incorporated under the laws of the State of Delaware and are the successor to a New York corporation originally incorporated in 1895, which was merged into the company in August 1987 solely for the purpose of changing the domicile of the corporation. Our headquarters are located at 216 Airport Drive, Rochester, New Hampshire and our general telephone number is (603) 330-5850. We maintain an Internet site at http://www.albint.com. Our website and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus.

RISK FACTORS
Investing in our Class A Common Stock involves risks. Before deciding to invest in our stock, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” on page 10. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our Class A Common Stock by this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our Class A Common Stock by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK
We may periodically issue shares of our Class A Common Stock. The description below summarizes the general terms of our Class A Common Stock. This section is a summary, and it does not describe every aspect of our Class A Common Stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Bylaws.
Our Certificate of Incorporation authorizes the issuance of up to 100 million shares of Class A Common Stock, par value $0.001 per share, 25 million shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and 2,000,000 shares of preferred stock, par value $5.00 per share (the “preferred stock”). As of May 8, 2019, we had approximately 29,060,072 shares of Class A Common Stock outstanding, 3,233,998 shares of Class B Common Stock outstanding, and no shares of preferred stock outstanding. The Class B Common Stock is convertible into an equal number of shares of Class A common Stock at any time. As of May 8, 2019, 3,406,395 shares of Class A common Stock were reserved for the conversion of Class B Common Stock and the exercise of stock options. None of our outstanding common stock has been designated as non-voting.
Common Stock
Voting Rights. At every meeting of the shareholders of the company (or with respect to any action by written consent in lieu of a meeting of shareholders), each share of Class A Common Stock is entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock is entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent). Except as otherwise required by law or by the company’s Certificate of Incorporation or as determined by our board of directors, Class A Common Stock and Class B Common Stock vote together as a single class and have the exclusive right to vote on all matters on which common shareholders are entitled to vote, including the election of directors. The authorization, issuance, sale or distribution by the company of shares of Class B Common Stock require (1) the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and (2) the affirmative vote of a majority of the outstanding shares of Class B Common Stock, voting as a separate class. The affirmative vote of the Class A Common Stock or Class B Common Stock will not be required for the distribution of Class B Common Stock to the holders of Class B Common Stock in connection with a stock dividend or split up, subdivision, combination or reclassification of shares of common stock of the company, if Class A Common Stock is concurrently and proportionately distributed to holders of Class A Common Stock (such a distribution of Class A Common Stock to be deemed proportionate under the company’s Certificate of Incorporation if the number of shares of Class A Common Stock distributed with respect to each share of Class A Common Stock equals the number of shares of Class B Common Stock distributed with respect to each share of Class B Common Stock; such concurrent, proportionate distributions are hereinafter collectively referred to as a “Pro Rata Distribution”).
Transferability. Shares of Class A Common Stock are not subject to any restrictions on transfer. Shares of Class B Common Stock are not subject to any restrictions on transfer, except that any transfer of such shares other than a Permitted Transfer (as defined below), such as each transfer by a selling stockholder at the closing of an offering described in this prospectus or any prospectus supplement, will automatically result in conversion of such shares transferred to shares of Class A Common Stock, effective upon such transfer. A “Permitted Transfer” of Class B Common Stock means any of the following: (i) a transfer of such shares to the company; (ii) a transfer of such shares by the holder thereof to another holder of Class B Common Stock; (iii) a transfer of such shares resulting from the death of the holder thereof to another holder of Class B Common Stock; and (iv) any other Permitted Transfer as defined in our Certificate of Incorporation.
Dividends. Dividends may be paid upon the Class A Common Stock as and when declared by the board of directors out of any funds legally available therefor; provided, however, that no stock dividend may be paid upon the Class A Common Stock unless such stock dividend is part of a Pro Rata Distribution. Shares of Class A Common Stock and Class B Common Stock will be treated equally for purposes of dividends except with respect to any stock dividend which is part of a Pro Rata Distribution.
Liquidation, Dissolution, and Winding Up. Upon any liquidation, dissolution or winding up of the company, whether voluntary or involuntary, and after the holders of preferred stock of each series have been paid in full the amounts to which they respectively are entitled or such other provision has been made for the holders of the preferred stock of each series as may have been determined by the board of directors pursuant to its authority to determine, before issuance, the rights upon voluntary or involuntary liquidation, dissolution or winding up of the company of series of the preferred stock, the remaining net assets of the company will be distributed to holders of Class A Common Stock and Class B Common Stock ratably as one class.
Preferred Stock
Under our Certificate of Incorporation, our board of directors may issue shares of preferred stock from time to time as shares of one or more series of preferred stock, and the board of directors is authorized from time to time prior to the issuance thereof to fix the number of shares which will constitute each such series and to fix the designation and relative rights, preferences and limitations of such series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the outstanding shares of all series of preferred stock will share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. This may have the effect of delaying, deferring or preventing a change of control of our company by, among other things, increasing the number of shares necessary to gain control of the company. There were no shares of preferred stock outstanding as of May 8, 2019.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor. These provisions include:
Authorized but Unissued or Undesignated Capital Stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.
Advance Notice Procedures. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.
Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than 180 days prior, and not later than 100 days before, the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or of us, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts.
Business Combinations with Interested Stockholders
Section 203 of the DGCL generally prohibits certain business combination transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:
•	the board of directors approves, prior to the date, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of the shares of the voting stock of the corporation including for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned by persons who are directors and officers and certain employee benefit plans; or

•
at or subsequent to the time at which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or certain other transactions resulting in a financial benefit to the interested stockholder.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Our Bylaws generally provide that we will indemnify any person who is a party, or is threatened to be made a party, or who is called or threatened to be called to give testimony (whether during pre-trial discovery, at trial or otherwise) in connection with any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal or investigative, including an action by or in the right of the company, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by a director, officer, employee or agent in defending against such legal proceedings are payable before the final disposition of the action, provided that the director, officer, employee or agent undertakes to repay us if it is later determined that he or she is not entitled to indemnification. Our Bylaws also provide that we may, by action of our board of directors, execute and deliver indemnification agreements with any person or persons whom we have the power to indemnify under applicable law and with such provisions as our board of directors may approve and as are not prohibited by applicable law. We have entered into customary indemnification agreements with each of our directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our Class A Common Stock.
Exchange
Our Class A Common Stock is listed on the NYSE under the symbol “AIN.”

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell from time to time, together or separately, shares of our Class A Common Stock covered by this prospectus in one or more or any combination of the following transactions:
•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;
•	in privately negotiated transactions;
•	in underwritten transactions;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•
through agents, including in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and
•	through any other method permitted by applicable law.
We or the selling stockholders may sell our Class A Common Stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of our Class A Common Stock from time to time will be determined by us or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our Class A Common Stock on the NYSE or any other exchange or market.
Our Class A Common Stock may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of Class A Common Stock will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. The underwriters will be obligated to purchase all of the offered shares if they purchase any of the offered shares.
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell our Class A Common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of our Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
We and the selling stockholders each may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of our Class A Common Stock, including liabilities arising under the Securities Act.
At any time a particular offer of shares of Class A Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of our Class A Common Stock covered by this prospectus.
To facilitate the offering of shares covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales of our Class A Common Stock, which involve the sale by persons participating in the offering of more Class A Common Stock than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing our Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our Class A Common Stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
To comply with applicable state securities laws, our Class A Common Stock covered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, our Class A Common Stock may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS
The legality of the shares of our Class A Common Stock described in this prospectus will be passed upon for the company by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters in connection with any offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters in connection with any offering, including the legality of the shares of our Class A Common Stock described in this prospectus, will be passed upon for any underwriters or agents, as the case may be, by counsel identified in the prospectus supplement with respect to any offering.
EXPERTS
The consolidated financial statements of Albany International Corp. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses an opinion that Albany International Corp. did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to ineffective controls over the implementation of the systems development plan related to certain point-in-time revenue transactions and ineffective reconciliation controls over the unbilled accounts receivable and inventory accounts, both attributable to ineffective risk assessment procedures, has been identified and included in management’s assessment.
The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.
INCORPORATION BY REFERENCE
We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:
•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 14, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 1, 2019;
•	our Definitive Proxy Statement filed with the SEC on March 27, 2019;
•	our Current Reports on Form 8-K filed with the SEC on February 25, 2019, April 2, 2019 and May 14, 2019; and
•	the description of our Class A Common Stock included in our registration statement on Form 8-A filed with the SEC on August 18, 1988.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the following address:
Albany International Corp.
216 Airport Drive
Rochester, New Hampshire 03867
Telephone: (603) 330-5850

1,566,644 Shares

Albany International Corp.

Class A Common Stock
PROSPECTUS SUPPLEMENT
J.P. Morgan
   , 2021